EXHIBIT 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.  “[____]” or “[REDACTED]” INDICATES THAT INFORMATION HAS BEEN OMITTED.

PROMISSORY NOTE

Borrower: SHARPS COMPLIANCE, INC. OF TEXAS
9220 KIRBY DRIVE, SUITE 500
HOUSTON, TX 77054
Lender: [REDACTED]
Principal Amount: $2,183,187.01
Date of Note: April 20, 2020

PROMISE TO PAY. SHARPS COMPLIANCE, INC. OF TEXAS ("Borrower") promises to pay to [REDACTED] {"Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million One Hundred Eighty-three Thousand One Hundred Eighty-seven & 01/100 Dollars ($2,183,187.01), together with interest on the unpaid principal balance from April 20, 2020, calculated as described In the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000% per annum based on a year of 360 days, until maturity. The interest rate may change under the terms and conditions of the “INTEREST AFTER DEFAULT” section.

PAYMENT. Borrower will pay this loan in 17 payments of $122,885.14 each payment and an irregular last payment estimated at $122,885.27. Borrower's first payment Is due November 20, 2020, and all subsequent payments are due on the same day of each month after that. Borrower’s final payment will be due on April 20, 2022 and will be for all principal and all accrued Interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid Interest; then to principal; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

DEFERRAL PERIOD. Borrower will not be required to make loan payments for the first six months of the Note (the "Deferral Period"). During the Deferral Period the outstanding principal balance will accrue interest as stated herein.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that Is, by applying the ratio of the Interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result In a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All Interest payable under this Note is computed using this method. This calculation method results in a higher effective Interest rate than the numeric interest rate stated in this Note.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan. and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrowers obligation to continue to make payments under the payment schedule. Rather. early payments will reduce the principal balance due and may result in Borrower making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communication concerning disputed amounts, including any check or other payment Instrument that indicates that the payment constitutes "payment In full" of the amount owed or that Is tendered with other conditions or limitation or as full satisfaction of a disputed amount must be mailed or delivered to: [REDACTED].

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note.

DEFAULT. Each of the following shall constitute an event of default {"'Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default In Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrowers property or Borrowers ability to repay this Note or perform Borrower s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading al any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts. with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion. as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser. surety. or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes Incompetent or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note Is Impaired.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance under this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

EXPENSES. If Lender institutes any suit or action to enforce any of the terms of this Note, Lender shall be entitled to recover such sum as the court may adjudge reasonable. Whether or not any court action is involved, and to the extent not prohibited by law. all reasonable expenses Lender incurs that In Lenders' opinion are necessary at any time for the protection of its Interest or the enforcement of its rights shall become a part of the loan payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include. without limitation. however subject to any limits under applicable law, Lender's expenses for bankruptcy proceedings {including efforts to modify or vacate any automatic stay or injunction}, and appeals, to the extent permitted by applicable law. Borrower also will pay any court costs. in addition to all other sums provided by law. In the event of foreclosure of this Note, Lender shall be entitled to recover from Borrower permissible fees and actual disbursements that Lender necessarily incurs in pursuing such foreclosure.

GOVERNING LAW. This Note will be governed federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of [REDACTED] without regard to its conflicts of law provisions. This Note has been accepted by Lender In the State of [REDACTED].

CHOICE OF VENUE. If there is a lawsuit, and if the transaction evidenced by this Note occurred in [REDACTED] County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of [REDACTED] County. State of [REDACTED].

SUBMISSION TO JURISDICTION AND WAIVER OF VENUE {THIS PARAGRAPH REPLACES THE PARAGRAPH ENTITLED CHOICE OF VENUE THAT APPEARS ABOVE IN THIS DOCUMENT). Borrower for itself and its successors and assigns hereby irrevocably: (i) submits to the exclusive jurisdiction of the state and federal courts in [REDACTED]. (ii) waives. to the fullest extent permitted by law, any objection that it may now or in the future have to the laying of venue exclusively in the state courts located in [REDACTED] County, [REDACTED] , or in the United States District Court for the Southern District of [REDACTED], [REDACTED] Division for any suit, action, dispute or litigation arising out of, in connection with, or relating lo, directly or indirectly, this loan document or other related loan document, including without limitation, contract claims, tort claims, and all other common law and statutory claims: (iii) waives any objection it may now or hereafter have as to the venue of any action or proceeding brought in such court or that such court is an inconvenient forum; and (iv) agrees that any action or proceeding arising out or, in connection with, or relating to, directly or indirectly, this loan document or other related loan document, may be brought in any of the foregoing courts. The foregoing provisions are intended to be mandatory and not permissive in nature, and Borrower acknowledges that [REDACTED] is a convenient forum and that the slate courts located in [REDACTED] County, [REDACTED], or the United States District Court for the Southern District of [REDACTED] Is a convenient venue. Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of Borrower's property in courts in other jurisdictions.

FINANCIAL STATEMENTS AND INFORMATION. Borrower agrees to provide to the Lender upon request both true and correct current financial statements and tax returns in form and substance satisfactory to the Lender. The financial statements shall include, among other things, detailed information regarding (i) any entities, such as corporations, partnerships, or limited liability companies of which the Borrower is the majority owner and (ii) any entities of which the Borrower is not the majority owner, but for which Borrower is directly or contingently liable on debts or obligations of any kind incurred by those entities. All financial statements or records submitted to Lender via electronic means, including, without limitation by facsimile, open internet communications or other telephonic or electronic methods, including, without limitation, documents in Tagged Image Formal Files ("TIFF") or Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect and the parties waive any rights they may have to object to such treatment. The Lender may rely on all such records in good faith as complete and accurate records produced or maintained by or on behalf of the party submitting such records.

NO NOVATION IF EARLIER NOTE CANCELLED. If an earlier note of any Borrower is cancelled at the time of execution hereof, then this Note constitutes an extension, but not a novation, or the amount of the continuing indebtedness, and Borrower agrees that all security rights held by Lender under the earlier note shall continue In full force and effect.

SBA LOAN. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

ADDITIONAL DEFAULTS AND ACCELERATION. To the extent permitted by applicable law, in addition to the events of default set forth above, Lender shall have the right, at its sole option, to Insist upon immediate payment (to accelerate the maturity) of this Note should any type of lien, judgment, levy, seizure, garnishment, tax lien, or court order occur affecting any assets of Borrower.

PAYCHECK PROTECTION PROGRAM. Borrower acknowledges that funds are advanced under this Note subject to the provisions of the Paycheck Protection Program, as enacted as part of the Coronavirus Aid, Relief, and Economic Security Act (together with its implementing regulations and guidance and as amended from time to time, the "CARES Act"). The Paycheck Protection Program is administered by the U.S. Small Business Administration ("SBA").
If any provision of this Note is inconsistent with or prohibited by the terms of the Paycheck Protection Program as enacted by the CARES Act, then such provision shall be deemed null and void and stricken from this Note as if It had never existed and the remainder of the Note shall remain In full force and effect.

LOAN FORGIVENESS. Borrower shall be eligible to apply lo Lender for loan forgiveness of the full amount or a portion of the principal amount of this Note, in accordance with the terms of the CARES Act, beginning no earlier than either eight (8) weeks after the date or this Note and ending sixty (60) days prior to the maturity date of the Note. The maximum amount that may be eligible for forgiveness will be based on the amount of payroll costs, mortgage interest, rent expenses, and utilities expenses paid by Borrower during the eight (8) weeks period starting following the date of this Note. The actual amount that will be forgiven may be subject to a cap on the amount of non-payroll expenses that will be deemed eligible for forgiveness by the United States Treasury Department ("USTD") and the SBA. The actual amount forgiven may also be further reduced based on reductions in head count during the period between February 25, 2020 and April 26, 2020 and/or any reductions in salary of any employees by more than 25% of their prior year compensation, provided, however, that the Borrower will have until June 30, 2020 to restore employment and salary levels to pre February 25th levels. The precise dates for measurements of salary and payroll levels and the actual parameters that will be applied for reductions in the amount that may be forgiven are all subject to further guidance from the USTD and the SBA.

BORROWER UNDERSTANDS AND AGREES THAT BORROWER WILL REMAIN LIABLE FOR THE PAYMENT IN FULL OF ANY AND ALL AMOUNTS OF PRINCIPAL AND INTEREST THAT ARE DEEMED NOT FORGIVABLE UNDER THE TERMS OF THE CARES ACT IN LENDER'S REASONABLE AND SOLE DISCRETION. All UNFORGIVEN AMOUNTS OF PRINCIPAL AND INTEREST REMAINING OUTSTANDING OR ACCRUING AFTER LENDER HAS MADE A DETERMINATION AS TO THE AMOUNT THAT CAN BE FORGIVEN UNDER THIS NOTE, SHALL BE DUE AND PAYABLE TO LENDER IN ACCORDANCE WITH THE TERMS OF THIS NOTE.

DOCUMENTATION TO SUPPORT REQUEST FOR LOAN FORGIVENESS. In order to be eligible for loan forgiveness, Borrower shall be required to submit to Lender such information as Lender may request in accordance with the requirements for loan forgiveness set forth in the CARES Act, including, without limitation:
- Quarterly IRS Forms 940,941, or 944 for 3/31/2019 to 6/30/2019 and 3/31/2020 to 6/30/2020; and
- Documentation in the form of cancelled checks, payment receipts, and bank statements showing payment of the mortgage interest, rent payments and utilities during the period from 2/15/2020 to 6/30/2020

LOAN FORGIVENESS CERTIFICATION. Borrower shall further be required to sign a certification, in a form to be provided by Lender, which states that the documents submitted to Lender are true and accurate in all material respects, that the Borrower utilized the funds to be forgiven in order to retain employees on its payroll and to make eligible mortgage interest, rent and utility payments. A decision on loan forgiveness will be made within sixty (60) days from receipt of all required documentation to support such application.

CLOSING CERTIFICATION. Borrower hereby further reaffirms and certifies (i) the accuracy of the information contained in the application submitted to Lender for this Loan and (ii) that the supporting documentation submitted to Lender in connection with Borrower's application is complete, true and accurate.

Notwithstanding any provisions of this Note, Borrower will not be required to pay any attorney fees or legal expenses.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. NOTICE: Under no circumstances (and notwithstanding any other provisions of this Note) shall the interest charged, collected, or contracted for on this Note exceed the maximum rate permitted by law. The term "maximum rate permitted by law" as used in this Note means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (b) the higher, as of the dale of this Note, of the "Weekly Ceiling" or the "Quarterly Celling" as referred to in Sections 303.002, 303.003 and 303.006 of the [REDACTED] Finance Code. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender lo charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of [REDACTED] (as applicable). Any such excess interest or unauthorized fee shall, instead of anything staled to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any Interest which has not otherwise accrued on the dale of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them, Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

Borrower:

SHARPS COMPLIANCE, INC. OF TEXAS,

By: /s/ Diana Precht Diaz
Authorized Signer for SHARPS COMPLIANCE, INC. OF TEXAS